LINCOLN SNACKS COMPANY

                       30 Buxton Farm Road
                  Stamford, Connecticut  06905
                         ---------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        November 30, 2000
                         --------------
To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lincoln Snacks Company (the "Company") will be held on November 30, 2000 at 10:00 a.m., Eastern Standard Time, at the offices of Lincoln Snacks Company located at 30 Buxton Farm Road, Stamford, Connecticut 06905, for the following purposes:

    (1) To elect six members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

    (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    The Board of Directors has fixed October 13, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000 is enclosed herewith.

                              By Order of the Board of Directors,


                              /s/ Hendrik J. Hartong III
                              ----------------------------------
                              Hendrik J. Hartong III, President

Stamford, Connecticut
October 26, 2000

                   ---------------------------


TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, AND WISH TO VOTE IN PERSON, YOUR PROXY WILL BE RETURNED TO YOU AT THE MEETING UPON REQUEST TO THE SECRETARY OF THE MEETING.

                     LINCOLN SNACKS COMPANY

                       30 Buxton Farm Road
                   Stamford, Connecticut 06905
                        ----------------

                         PROXY STATEMENT
                        -----------------

                 Annual Meeting of Stockholders
                        November 30, 2000
                        -----------------

    This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Lincoln Snacks Company, a Delaware corporation ("Lincoln" or the "Company"), for use at the Annual Meeting of Stockholders to be held on November 30, 2000, at 10:00 a.m., Eastern Standard Time, at the offices of Lincoln Snacks Company located at 30 Buxton Farm Road, Stamford, Connecticut 06905, or any adjournment thereof (the "Meeting"). Copies of this Proxy Statement, the attached Notice of Annual Meeting of Stockholders, and the enclosed form of proxy are being mailed or given to stockholders beginning on or about November 3, 2000. The telephone number of Lincoln's principal executive offices is (203) 329-4545.

    A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting, the proxy will vote the shares represented thereby FOR the nominees for directors and in accordance with his or her best judgment on any other matters which may properly be brought before the Meeting. The Board of Directors currently knows of no business other than that specified in the Notice of Annual Meeting that will be presented for consideration at the Meeting.

    Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by written request to the Secretary of the Company, or by attending the Meeting in person and requesting from the secretary of the Meeting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone or other means, as appropriate. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's common stock, par value $.01 per share ("Common Stock"), for their reasonable expenses incurred in forwarding proxy material to the beneficial owners of such stock.

    The close of business on October 13, 2000, has been fixed as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, there were 6,331,790 shares of Common Stock issued and outstanding and entitled to vote.

    Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock entitled to vote must be present in person or represented by proxy at the Meeting to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary authority to vote on a particular matter and (ii) instructions have not been received from the beneficial owners) are counted as present in determining whether the quorum requirement is satisfied.

    The election of directors shall be determined by a plurality of the votes cast at the Meeting. Only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. For the election of directors, abstentions and broker non-votes will be treated as present at the Meeting, but will not be treated as votes cast. Thus for such purposes, abstentions and broker non-votes will have no effect on the outcome of the vote.

Recent Developments

    On October 2, 2000, Joanne W. Prier became Vice President, Chief Financial Officer, Secretary and Treasurer of the Company; and Kristine A. Crabs, then Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, resigned.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth certain information as of October 13, 2000 regarding the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock, (ii) each current director and nominee for director, (iii) each of the Named Executive Officers (as defined in the section entitled "Executive Compensation"), and (iv) all current directors and executive officers as a group.


    Name and Address of                  Number of         Percentage
       Beneficial Owner                  Shares<F1>        Owned<F2>
------------------------------------     ----------        -----------
5% Stockholders
  Brynwood Partners III L.P.<F3>
  2 Soundview Drive
  Greenwich, CT 06830                     5,381,454           84.99%

Directors and Nominees for Director
    Hendrik J. Hartong, Jr.               5,381,454<F3>       84.99%
    John T. Gray                          5,381,454<F3>       84.99%
    Ian B. MacTaggart                        30,000<F4>         *
    C. Alan MacDonald                        35,000<F5>         *
    Hendrik J. Hartong III                  100,000<F6>        1.55%
    Robert Zwartendijk                       20,000<F7>         *

Named Executive Officers
    Hendrik J. Hartong III                  100,000<F6>        1.55%
    Kristine A. Crabs                        60,750<F8>         *
    David D. Clarke                          32,000<F9>         *

All executive officers and directors
   as a group (includes 9 persons)        5,659,204<F10>      89.38%

-----------------------------

*    Represents beneficial ownership of less than 1%

<F1> Unless otherwise indicated, each of the parties listed has sole voting and investment power over the shares of Common Stock owned. The number of shares of Common Stock indicated includes in each case the number of shares of Common Stock issuable upon exercise of outstanding stock options, to the extent that such options are exercisable within 60 days from the date of determination which was October 13, 2000.
<F2> Based on 6,331,790 shares of Common Stock issued and outstanding on
     October 13, 2000. In addition, treated as outstanding for the purpose of computing the percentage ownership of each director, each nominee for director and each Named Executive Officer and all executive officers and directors as a group are shares of Common Stock issuable to such individual or group upon exercise of options to purchase
     Common Stock which are exercisable within 60 days from the date of determination.
<F3> Consists of 5,381,454 shares owned by Brynwood Partners III L.P.
     Messrs. Hartong, Jr. and Gray are general partners of Brynwood Management III L.P., which serves as general partner of Brynwood Partners III L.P. Messrs. Hartong, Jr. and Gray each have voting and investment power over the shares owned of record by Brynwood Partners III L.P.
<F4> Consists of 30,000 shares issuable upon exercise of vested options to purchase Common Stock granted by the Company.
<F5> Consists of 5,000 shares held by Mr. MacDonald directly and 30,000 shares issuable upon exercise of vested options to purchase Common Stock granted by the Company.
<F6> Consists of 100,000 shares issuable upon exercise of options to purchase Common Stock granted by the Company which are exercisable within 60 days of the date of determination.
<F7> Consists of 20,000 shares issuable upon exercise of vested options to purchase Common Stock granted by the Company.
<F8> Consists of 22,750 shares held by Ms. Crabs directly and 38,000 shares issuable upon exercise of options to purchase Common Stock granted by the Company which are exercisable within 60 days of the date of determination.
<F9> Consists of 32,000 shares issuable upon exercise of options to purchase Common Stock granted by the Company which are exercisable within 60 days of the date of determination.
<F10> Includes 250,000 shares issuable upon exercise of options granted by the Company which are exercisable within 60 days of the date of determination and 5,381,454 shares owned by Brynwood Partners III L.P. (see Note 3).


                         PROPOSAL NO. 1
                      Election of Directors

  At the Meeting, six directors are to be elected. The six nominees for election as directors are John T. Gray, Hendrik J. Hartong, Jr., Hendrik J. Hartong III, C. Alan MacDonald, Ian B. MacTaggart and Robert Zwartendijk. Each nominee is presently serving as a director of the Company and each nominee has consented to serve if elected. Unless otherwise specified, the enclosed proxy will be voted in favor of the nominees named herein for election. Should any nominee named herein for election become unavailable for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may recommend unless the Board reduces the number of directors to be elected. The number of directors which constitutes the full Board of Directors is currently fixed at six. The By-laws of the Company provide that the number of directors which constitutes the full Board may be changed from time to time by resolution adopted by the Board of Directors or the stockholders, provided that no decrease may shorten the term of any incumbent director.


The Board recommends a vote FOR each of the nominees listed below.

Information Concerning Director Nominees and Executive Officers

  The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each of the director nominees and each of the executive officers of the Company (i) his or her name and age;
(ii) his or her principal position with the Company; (iii) his or her principal occupation or employment, if different; and (iv) the month and year in which he or she began to serve as a director or executive officer of the Company. Each director holds office until the next annual meeting of stockholders of the Company and until his successor has been elected and qualified or until such director's earlier resignation or removal. Officers serve at the discretion of the Board of Directors. The age of each of the director nominees and executive officers is given as of October 27, 2000.

  John T. Gray, age 64, has been a member of the Board of Directors of the Company since June 1998. Mr. Gray has been a general partner since 1996 of Brynwood Management III, the general partner of Brynwood Partners III L.P., a private investment partnership. During the period 1984 through 1995, Mr. Gray served as President and Chief Executive Officer of The Genie Company and was Executive Vice President from 1982 to 1984. Prior to that, from 1974 through 1982, Mr. Gray served as Vice President and General Manager of the Norelco Division of North American Philips Corporation. Mr. Gray is a director of Associated Materials, Incorporated.

  Hendrik J. Hartong, Jr., age 61, has been a member of the Board of Directors of the Company since June 1998. Mr. Hartong, Jr. is a general partner of Brynwood Management III and Brynwood Management IV, L.P., the general partner Brynwood Partners III L.P. and Brynwood Partners IV, L.P. Mr. Hartong is also a general partner of Brynwood Management II, L.P., the general partner of Brynwood Partners II, L.P. and until December 31, 1998 was a general partner of Brynwood Management, the general partner of Brynwood Partners Limited Partnership, private investment partnerships. Mr. Hartong, Jr. is a director of Hurco Companies, Inc.

  C. Alan MacDonald, age 67, has been a member of the Board of Directors of the Company since July 1998. Mr. MacDonald is President of The Club Management Company, LLC, a golf club management company. Prior to this he was Managing Partner of Directorship, Inc., a full service board governance consulting firm from 1997 to 1999. During the period 1995 through 1997, Mr. MacDonald was a General Partner of The Marketing Partnership. Prior to that, from 1992 to 1994, Mr. MacDonald was the Chief Executive Officer of Lincoln. Mr. MacDonald also served as President and Chief Executive Officer of Nestle Foods Corporation from 1983 to 1991. Mr. MacDonald is a director of Lord, Abbett & Company and CARESIDE, Inc.

  Ian B. MacTaggart, age 34, has been a member of the Board of Directors of the Company since June 1998. Since 1996, Mr. MacTaggart has been an associate at Brynwood Partners III L.P., a private investment partnership. Since January 2000, Mr. MacTaggart has been a General Partner at Brynwood Partners IV, L.P. Prior to joining Brynwood Partners, Mr. MacTaggart served as a Senior Associate in the Corporate Finance Department at Merrill Lynch & Company from 1993 to 1996. From 1991 to 1993, Mr. MacTaggart attended the Fuqua School of Business receiving his MBA.

  Robert Zwartendijk, age 61, recently retired from Ahold nv the Dutch supermarket retailer. From 1989 to 1999, Mr. Zwartendijk served as President and Chief Executive Officer of Ahold USA Inc. During the period from 1977 to 1998, Mr. Zwartendijk held various management positions at Ahold and was a member of the Corporate Executive Board of Ahold nv from 1981 to 1999. Mr. Zwartendijk is a supervisory board member to Koninklijke Numico nv, Nutreco Holding nv, Buhrmann nv, Randstad Holding nv, Innoconcepts nv, Blokker Holding nv, Ahold Supermercados S.A. (Spain), Telepanel Systems, Inc. (Canada) and Luis Paez S.A. (Spain).

  Hendrik J. Hartong III, age 33, has been President and Chief Executive Officer of the Company since October 1998. Prior to joining the Company, Mr. Hartong III served as Vice President of Marketing at Activision, Inc., a developer of computer and video game software, from April 1998. From March 1996 to March 1998 Mr. Hartong III held various product marketing functions at Activision, Inc. Prior to joining Activision, Inc., Mr. Hartong held various sales and marketing positions with Baskin Robbins from 1995 to 1996 and Nestle Foods Corporation from 1989 to 1993. From 1994 to 1995, Mr.
Hartong III attended the Harvard School of Business receiving his MBA.   Mr.
Hartong III is the son of Mr. Hartong, Jr.

  Kristine A. Crabs, age 37, had been Vice President and Chief Financial Officer of the Company since July 1996, and had served as Vice President of Finance and Administration since January 1993. Prior to joining Lincoln, Ms. Crabs was a Senior Audit Manager with KPMG Peat Marwick LLP, specializing in the food and consumer products industries. Ms. Crabs resigned from the Company effective October 5, 2000.

  Joanne W. Prier, age 42, has been Vice President and Chief Financial Officer of the Company since October 2, 2000. Prior to joining the Company, Ms. Prier was Controller of BICC Cables Corporation-Utility Cable Division, a power cable manufacturer, from 1992 to 2000. Ms. Prier attended Georgetown University receiving her BS and New York University receiving her MBA.

  David D. Clarke, age 33, has been Executive Vice President of the
Company since June 2000. Mr. Clarke had previously been Vice President of Sales of the Company since October 1998. Prior to joining the Company, Mr. Clarke served as Vice President of Sales and Marketing for Preferred Brands, Inc., a manufacturer of ethnic food products, from October 1996. Prior to joining Preferred Brands, Mr. Clarke was Vice President of Sales and Marketing for Clarke Ice Cream Company, a distributor of nationally branded ice cream products in Florida from October 1994, and was New Business Development Manager at Pepsi-Cola International from 1992 to October 1994. Mr. Clarke attended Wake Forest University receiving both his BA and MBA.

Meetings and Committees of the Board

         The Board of Directors has standing Executive, Audit and Compensation Committees. There is no formal Nominating Committee; the Board of Directors or the Executive Committee performs this function.

         The Executive Committee currently consists of Messrs. Hartong, Jr., Gray and Hartong III. Mr. Hartong III is an employee and officer of the Company. The Executive Committee has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such delegated powers are limited by the Delaware General Corporation Law. The Executive Committee did not meet during the fiscal year ended June 30, 2000.

         The Audit Committee currently consists of Messrs. MacDonald, MacTaggart and Zwartendijk. The Audit Committee consults with the independent auditors of the Company and such other persons as the committee deems appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, reviews drafts of such statements, recommends to the Board such action, including the engagement and fees of the independent auditors, as the committee deems appropriate, and monitors the functioning of the Company's accounting and internal control systems by meeting with representatives of management and the independent auditors, and performs such other duties relating to the books, accounts and other matters of the Company as the Board of Directors may assign from time to time. The Audit Committee met once during the fiscal year ended June 30, 2000.

         The Compensation Committee currently consists of Messrs. Gray, MacDonald and Zwartendijk. The Compensation Committee has all of the powers of the Board of Directors relating to compensation and incentives for the officers, directors, employees and other persons performing substantial services for the Company. The Compensation Committee met once during the fiscal year ended June 30, 2000.

         During the fiscal year ended June 30, 2000, the Board of Directors held five meetings. Each of the nominees then in office attended at least 80% of the total number of such meetings and the meetings of all committees of the Board of which he was a member, except for Mr. Zwartendijk.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of such reports.

         Based solely upon its review of the copies of such forms furnished to the Company by such reporting persons during the fiscal year ended June 30, 2000, and written representations from the Company's directors and executive officers that no Forms 5 were required for those persons with respect to such period, the Company believes that during the fiscal year ended June 30, 2000 all filing requirements under Section 16(a) applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in a timely manner, except that Brynwood Partners III L.P. was late in filing two Forms 4 relating to three transactions. Mr. Hartong, Jr. and Mr. Gray, general partners of Brynwood Partners III L.P., were also late in filing Forms 4 with respect to these transactions.

                     EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation awarded or paid to, or earned by the person who served as the Chief Executive Officer or acted in such capacity during the fiscal year ended June 30, 2000, and the Company's other executive officers as of June 30, 2000 who received total salary and bonus compensation during the fiscal year ended June 30, 2000 in excess of $100,000 (collectively, the "Named Executive Officers").



                                                                       Long Term
                               Annual Compensation                  Compensation
                      -----------------------------------------     ------------
                                                          Other      Securities         All
                                                         Annual      Underlying       Other
Name and Principal                                       Compen-        Options      Compen-
Position              Year<F1>  Salary($)   Bonus($)   sation($)   (# of Shares)   sation($)
-------------------   -------   ---------   --------   ---------   -------------   ---------

Hendrik J. Hartong III  2000    175,000     100,000      3,602<F2>   100,000<F3>    2,625<F6>
 President and Chief    1999    128,125<F7>  50,000     35,928<F2>   200,000<F4>      -
 Executive Officer      1998       -           -          -             -             -

Kristine A. Crabs       2000    120,578      30,000       -           40,000<F3>    2,912<F6>
 Vice President and     1999    120,578      25,000       -           37,500<F5>    2,902<F6>
 Chief Financial        1998    120,578      22,000       -             -           3,003<F6>
 Officer<F8>

David D. Clarke         2000    100,000      45,000       -           40,000<F3>    1,500<F6>
 Executive Vice         1999     73,125<F7>  25,000       -           60,000<F5>      -
 President              1998       -           -          -             -             -



<F1> Reference to 2000, 1999 and 1998 herein means each fiscal year ending
     June 30, respectively.
<F2> Includes relocation cost reimbursement of $30,528 and $3,602.
<F3> Awarded August 4, 1999 pursuant to the Company's 1993 Stock Option
     Plan.
<F4> Awarded October 1, 1998 and November 19, 1998 pursuant to the
     Company's 1993 Stock Option Plan.
<F5> Awarded November 19, 1998 pursuant to the Company's 1993 Stock Option
     Plan.
<F6> Consists of amounts contributed by the Company to the Named Executive
     Officer's account under the Company's 401(k) plan.
<F7> Mr. Hartong III and Mr. Clarke began employment with the Company in
     October 1998.  Amounts represent nine months of compensation.
<F8> Ms. Crabs resigned from the Company effective October 5, 2000.






Option Grants During the Fiscal Year Ended June 30, 2000

         The following table sets forth information regarding grants of stock options made during the fiscal year ended June 30, 2000 to the Named Executive Officers and their potential realizable values.


                                                                          Potential Realizable
                                                                              Value at Assumed
                                                                               Annual Rates of
                                                                                   Stock Price
                                                                                  Appreciation
                              Individual Grants                                for Option Term
                ----------------------------------------------------   -----------------------
                 Number of     % of Total
                    Shares        Options
                Underlying     Granted to   Exercise or
                   Options   Employees in    Base Price   Expiration
Name               Granted    Fiscal Year        ($/Sh)         Date         5%($)       10%($)
-------------   ----------   ------------   -----------   ----------   -----------   ----------

Hendrik J.
 Hartong III    100,000<F1>     32%           1.75       08/04/09     160,552<F2>   359,311<F2>

Kristine A.
 Crabs           40,000<F1>     13%           1.75       08/04/09      64,221<F2>   143,724<F2>

David D.
 Clarke          40,000<F1>     13%           1.75       08/04/09      64,221<F2>   143,724<F2>




<F1>     Granted on August 4, 1999 pursuant to the Company's 1993 Stock Option
         Plan. The options vest twenty percent per year over a 5 year period from the date of grant.
<F2>     The assumed rates of annual appreciation are calculated from the date of grant through the assumed expiration date. If the options had remained outstanding, actual gains, if any, on stock option exercises and Common Stock holdings would have been dependent on the future performance of the Common Stock.


Aggregate Option Exercises in the Fiscal Year ended June 30, 2000 and Option Values at June 30, 2000

         The following table sets forth information relating to options exercised by the Named Executive Officers during the fiscal year ended June 30, 2000 and the number and value of unexercised stock options held by each of the Named Executive Officers at that date. The Company does not have any outstanding stock appreciation rights.





                                               Number of Securities
                                             Underlying Unexercised        Value of Unexercised
                                                  Options at Fiscal     In-the-Money Options at
                                                        Year-End(#)      Fiscal Year-End<F1>($)
                                         --------------------------  --------------------------
                       Shares
                     Acquired     Value
                     on Exer-  Realized
Name                  cise(#)       ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------   ---------  --------  -----------  -------------  -----------  -------------

Hendrik J. Hartong III   -         -       100,000        200,000      $36,000     $69,500

Kristine A. Crabs        -         -        38,000         62,000      $17,405     $26,720

David D. Clarke          -         -        32,000         68,000      $ 9,920     $21,080
______________________


<F1>  Based on a closing price of the Common Stock on June 30, 2000 as reported on the OTC Bulletin Board of $2.06 per share.


Compensation of Directors

    Directors of the Company who are officers or employees of the Company receive no additional compensation for service as a member of the Board or any committee thereof. Pursuant to the Company's Non-Employee Directors' Stock Option Plan, as amended, each non-employee director, following such person's initial election to the Board, automatically receives an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value per share on the date of grant, and each non-employee director automatically receives an option to purchase 5,000 shares of Common Stock immediately following such director's re-election at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Messrs. Hartong, Jr. and Gray, general partners of Brynwood Partners III L.P., have elected not to receive any options for their service as members of the Board. A $1,500 quarterly retainer and cash compensation of $1,000 for each meeting attended is paid to non-employee directors for their service as a member of the Board of Directors. Messrs. Gray, Hartong, Jr. and MacTaggart have elected not to receive retainers or cash compensation for their service as members of the Board. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses.

Employment Contracts and Termination of Employment and Change in Control Arrangements

    Mr. Hartong III has entered into an employment letter with the Company pursuant to which Mr. Hartong III may be entitled to up to one year's severance payment in the event of an involuntary termination of his employment, subject to forfeiture in the event Mr. Hartong III secures employment with a competitor of the Company.

    Ms. Crabs has entered into an employment letter with the Company pursuant to which Ms. Crabs may be entitled to up to one year's severance payment in the event of an involuntary termination of her employment.

    Mr. Clarke has entered into an employment letter with the Company pursuant to which Mr. Clarke may be entitled to up to one year's severance payment in the event of an involuntary termination of his employment.



     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Pursuant to rules adopted by the SEC designed to enhance disclosure regarding executive compensation, set forth below is a report submitted on behalf of and by the members of the Compensation Committee addressing the Company's compensation policies for the fiscal year ended June 30, 2000.

Compensation Policies Regarding Executive Officers

    Compensation paid to the Named Executive Officers during the fiscal year ended June 30, 2000 consisted of salary and bonus.

    The executive compensation policies of the Company are intended to provide competitive levels of compensation to attract and retain qualified executives and to align managements' and stockholders' interests in the enhancement of stockholder value over the long term. The Company's 1993 Stock Option Plan is utilized to provide long-term incentives to executive officers by enabling such officers to share in the future growth of the Company's business through the grant of options to purchase a significant amount of Common Stock. The Company has also established a 401(k) plan to assist in retaining qualified executives.

    The Compensation Committee and the Board believe that the Company's executive officers should be compensated comparably with executive officers of other publicly held companies engaged in the business of manufacturing, distributing and marketing snack food products. The Compensation Committee and the Board of Directors believe that the Company competes with such organizations for qualified executives and is therefore required to adopt competitive salary structures. In setting compensation, the Committee and the Board consider on an informal basis compensation paid by other corporations in businesses similar to the Company, as well as the individual contributions to the Company which each of the executives has made and could be expected to make in the future and such other factors as the Committee may deem relevant at the time of making such determinations.

    Base salaries for the Company's executive officers are determined by the Compensation Committee and the Board of Directors on an annual basis. In setting such base salaries, the Compensation Committee and the Board of Directors consider the factors set forth in the preceding paragraph.

    While the Compensation Committee and the Board of Directors consider objectively measurable performance criteria such as profitability, revenue growth, return on equity, market share and operating budget performance in determining annual bonuses, the Compensation Committee and the Board of Directors believe that relying solely on such criteria may stress short term performance at the cost of long term growth. To address such concern, decisions as to annual bonuses include the Compensation Committee's and the Board's informal evaluation of subjective criteria of individual performance as well as objective criteria. Subjective performance criteria encompass evaluation of overall contribution to achievement of the Company's business objectives, managerial ability, and the executive officer's performance in any special projects that the officer may have undertaken. The Compensation Committee evaluated performance under these criteria and determined the amount of the executive officers' annual bonuses for the fiscal year ended June 30, 2000. The determinations of the Compensation Committee and Board of Directors were based principally on the role played by the Company's executive officers in the accomplishments of the Company during such fiscal year.

    The Company's 401(k) Plan is a broad-based employee benefit plan in which the Company's executive officers are permitted to participate on the same terms as non-executive employees, subject to certain legal limitations on the amounts that may be contributed and the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Board of Directors, subject to legal limitations. Benefits under the Company's 401(k) Plan are not tied to Company performance.

    All of the above compensation policies regarding executive officers applies to all Named Executive Officers including the Chief Executive Officer.

    Compensation Deduction Limitation. Section 162(m) of the Internal Revenue Code of 1986, as amended, currently limits to $1 million per year the federal income tax deduction available to public reporting companies for compensation paid to its chief executive officer and its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section of the Code.
The Compensation Committee and Board routinely consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Compensation Committee and Board deem necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. Under present employment arrangements, no officer received compensation in excess of this limitation during the fiscal year ended June 30, 2000.

    John T. Gray, Chairman      C. Alan MacDonald      Robert Zwartendijk

    This report is submitted by Mr. Gray on behalf of the members of the Compensation Committee in office during the fiscal year ended June 30, 2000 who participated in the adoption and implementation of the compensation programs discussed above. Messrs. Gray, MacDonald and Zwartendijk participated in the approval of bonuses for 2000.

Compensation Committee Interlocks and Insider Participation

    Messrs. Gray, MacDonald and Zwartendijk are the current members of the Compensation Committee and during the last completed fiscal year none of them was an officer or employee of the Company. From 1992 to 1994, Mr. MacDonald was the Chief Executive Officer of the Company.

                     STOCK PERFORMANCE CHART

    The chart set forth below compares the cumulative total stockholder return on the Common Stock for the period beginning July 1, 1995 and ending on June 30, 2000 with the cumulative total return on the NASDAQ Broad Market Index and the Media General Confectionery Goods Index over the same period. The comparison assumes $100 was invested on July 1, 1995 in the Common Stock and in each of the foregoing indices and that all dividends paid by companies included in each index were reinvested. The stock price performance shown on the graph is not necessarily indicative of future stock price or index performance.




                                June 30,   June 30,   June 30,   June 30,   June 30,   June 30,
                                   1995       1996       1997       1998       1999       2000
                                --------   --------   --------   --------   --------   --------
Lincoln Snacks Company           100.00      44.00      42.00      62.00      32.00      65.92
NASDAQ Broad Market Index        100.00     125.88     151.64     201.01     281.68     423.84
Media General Confectionery
  Goods Index                    100.00     121.59     174.17     239.13     217.74     190.06




Source:  Media General Financial Services.







                            AUDITORS

  As recommended by the Audit Committee of the Board of Directors, the Board has selected Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2001. A representative of Arthur Andersen LLP is not expected to be present at the Meeting. Arthur Andersen LLP has advised the Company that neither it nor any of its members had any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by Arthur Andersen LLP during the fiscal year ended June 30, 2000 were furnished at customary rates.


               DEADLINE FOR STOCKHOLDER PROPOSALS

  Stockholder proposals submitted for inclusion in the proxy statement relating to the Company's 2001 Annual Meeting of Stockholders must be received by the Company at 30 Buxton Farm Road, Stamford, Connecticut 06905 on or before July 6, 2001. Additionally, unless notice that a stockholder intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders is received by the Company at 30 Buxton Farm Road, Stamford, Connecticut 06905, Attention: Secretary on or before September 19, 2001, the Company will have discretionary authority to vote on any stockholder proposal presented at such annual meeting. The Company has not received notice of any stockholder proposal intended for presentation at the Meeting. As a result, the Company will have discretionary authority to vote on any stockholder proposal presented at the Meeting.


                   ANNUAL REPORT ON FORM 10-K

  The Company's Annual Report on Form 10-K for the fiscal year ended
June 30, 2000, as filed with the SEC, is available to beneficial owners on request and may be obtained by writing to: Lincoln Snacks Company, 30 Buxton Farm Road, Stamford, Connecticut 06905, Attention: Ms. Joanne W. Prier, Secretary. Such request must include a representation that the person making the request was the beneficial owner of securities entitled to vote at the Meeting. A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000 is enclosed.


                         OTHER BUSINESS

  The Board of Directors does not know of any matters to be brought before the Meeting for formal action other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. If, however, any matters not set forth in the Notice of Annual Meeting are properly brought before the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

                              By Order of the Board of Directors,


                              /s/ Hendrik J. Hartong III
                              ----------------------------
                              Hendrik J. Hartong III, President


Dated:   Stamford, Connecticut
         October 26, 2000